Exhibit 23.2

Deloitte & Touche (M.E.)
Bin Ghanim Tower
Hamdan Street
P.O.Box 990, Abu Dhabi
United Arab Emirates
Tel: +971 (2) 676 0606
Fax: +971 (2) 676 0644
www.deloitte.com
PRIVATE & CONFIDENTIAL

GSE Systems, Inc.
1332 Londontown Blvd.
Suite 200
Sykesville, MD 21784
United States of America

28 June 2009

Our ref: R/CU/RPA/AKM

Dear Sirs,

Emirates Simulation Academy LLC

We have previously audited, in accordance with International Standards on Auditing, the 31 December 2008 financial statements of Emirates Simulation Academy LLC (the "Company"). We have issued a report dated 11 February 2009 on those financial statements. In connection with your filings with the Securities and Exchange Commission, USA, you have requested us to provide us our consent to include the financial statements of Emirates Simulation Academy LLC including our audit report thereon.

We are pleased to provide our consent to GSE Systems Inc. to include the financial statements of Emirates Simulation Academy LLC including our audit report thereon with your filings with the Securities and Exchange Commission, USA.

Please contact us if you need any further information or clarification.

We are pleased to be of service to you

Yours truly,

/s/ Deloitte & Touche